UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

On March 7, 2019, Mark T. Behrman, a member of the Board of Directors of LSB Industries, Inc (the “Board”), and Jack E. Golsen, Chairman Emeritus and a member of the Board, exchanged classes of directorships to which they are appointed. For that purpose, on that date, Mr. Behrman resigned as a director from the class with a term expiring at the 2020 Annual Meeting of Stockholders, subject to his immediate reappointment, and was immediately reappointed to the Board as a director to the class with a term expiring at the 2019 Annual Meeting of Stockholders. Additionally, Mr. Golsen resigned as a director from the class with a term expiring at the 2019 Annual Meeting of Stockholders, subject to his immediate reappointment, and was immediately reappointed to the Board as a director to the class with a term expiring at the 2020 Annual Meeting of Stockholders. Mr. Behrman continues to serve as the Company’s President and Chief Executive Officer, and Mr. Golsen remains the Chairman Emeritus of the Board.

Mr. Golsen’s previous term was scheduled to expire at the 2019 Annual Meeting of Stockholders. Mr. Golsen had expressed to the Board his inability to commit to serving another full three-year term if reelected and has asked the Board to review his tenure annually. The Board determined that it is in the best interests of the Company for Mr. Golsen to continue serving on the Board for at least another year, with which he agreed. The exchanging of classes between Messrs. Behrman and Golsen, therefore, allows the Board to retain the services of Mr. Golsen for at least one additional year. The exchange also means that Mr. Behrman will be nominated for reelection to a three-year term at the 2019 Annual Meeting of Stockholders, reflecting the confidence the Board has in Mr. Behrman.

Additional information about Messrs. Behrman and Golsen is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2018. For all other purposes, including vesting and other compensation matters, the service of Messrs. Behrman and Golsen on the Board is deemed to have continued uninterrupted.

The following sets forth the current members of the Board, current class expiration year and current committee memberships of the Company:

Name	Class	Audit	Nominating and Corporate Governance	Compensation
Jonathan S. Bobb	2019	X		X
Mark T. Behrman	2019
Richard S. Sanders, Jr.	2019	X	X	X
Jack E. Golsen	2020
Lynn F. White	2020	X	X	Chair
Barry H. Golsen	2021
Richard W. Roedel	2021	Chair	Chair	X
Kanna Kitamura	2021		X	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2019

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	President and Chief Executive Officer